UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2017 (the “Effective Date”) each of Argo Group International Holdings, Ltd., Argo Group US, Inc., Argo International Holdings Limited and Argo Underwriting Agency Limited (the “Borrowers”) entered into a $325,000,000 Credit Agreement (the “New Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and parties signatory thereto.

The New Credit Agreement replaced the prior Credit Agreement (the “Prior Agreement”), dated as of March 7, 2014, among the Borrowers, JPMorgan Chase Bank, N.A. and the other parties thereto, which agreement was terminated concurrently with the execution of the New Credit Agreement. The full terms of the Prior Agreement are incorporated by reference to Exhibit 10.1 to Argo Group’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2014.

In connection with the consummation of the New Credit Agreement, Argo Group International Holdings, Ltd. borrowed $125 million as a term loan due on March 3, 2019, which amount was used on March 3, 2017 to pay off in its entirety the $125 million of revolving borrowings previously outstanding under the Prior Agreement. In addition, the New Credit Agreement provides for a $200 million revolving credit facility, and the commitments thereunder shall expire on March 3, 2022 unless extended in accordance with the terms of the New Credit Agreement. Borrowings (as defined in the New Credit Agreement) by the Borrowers under the New Credit Agreement may be used for general corporate purposes, including working capital, permitted acquisitions and letters of credit, and each of the Borrowers has agreed to be jointly and severally liable for the obligations of the other Borrowers under the New Credit Agreement.

Loans designated by the Borrowers at the time of borrowing as “ABR Borrowings” that are outstanding under the New Credit Agreement bear interest at a rate per annum equal to the Applicable Rate (as defined in the New Credit Agreement), plus the greatest of (a) the Prime Rate (as defined in the New Credit Agreement) in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted Eurocurrency Rate for a one month interest period plus 1%. Loans designated by the Borrowers at the time of borrowing as “Eurocurrency Borrowings” that are outstanding under the New Credit Agreement bear interest at a rate per annum equal to the Adjusted Eurocurrency Rate (as defined in the New Credit Agreement) for the Interest Period (as defined in the New Credit Agreement) in effect for such Borrowing plus the Applicable Rate (as defined in the New Credit Agreement).

The New Credit Agreement contains events of default as set forth therein. Generally, if an event of default occurs and is continuing, Lenders holding at least a majority of the loans and commitments under the New Credit Agreement may elect to accelerate the maturity of the loans and/or terminate the commitments under the New Credit Agreement. For certain events of default related to liquidation, bankruptcy and similar events, all amounts under the loans become due immediately and all commitments of the Lenders are automatically canceled. On the Effective Date, $125 million was outstanding under the New Credit Agreement in the form of the term loan described above, and there were no amounts outstanding as revolving borrowings under the New Credit Agreement. A $180,000 letter of credit was outstanding on the Effective Date under the New Credit Agreement.

The description of the New Credit Agreement set forth above is qualified in its entirety by the Credit Agreement filed in this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	$325,000,000 Credit Agreement, dated as of March 3, 2017, among Argo Group International Holdings, Ltd., Argo Group US, Inc., Argo International Holdings Limited and Argo Underwriting Agency Limited, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Jay S. Bullock
Dated: March 9, 2017		Name:	Jay S. Bullock
		Title:	Executive Vice President and Chief Financial
Officer